Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Questar Exploration and Production Company as of December 31, 2007, 2006, and 2005 in the Registration Statement (Form S-3) and related Prospectus of Questar Market Resources, Inc., incorporated herein by reference.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By  /s/C. H. (Scott) Rees III, P.E.

       C. H. (Scott) Rees III, P.E.

       Chairman and Chief Executive Officer

Dallas, Texas

March 6, 2006